Exhibit 4.7

EXECUTION COPY

CONCENTRA OPERATING CORPORATION

and

THE GUARANTORS NAMED HEREIN

TO

THE BANK OF NEW YORK

as Trustee

Indenture

Dated as of August 13, 2003

9½% Senior Subordinated Notes due 2010

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of August 13, 2003.¹

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	609
	(a)(2)	609
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	608, 610
§ 311	(a)	613
	(b)	613
§ 312	(a)	701, 702(a)
	(b)	702(b)
	(c)	702(c)
§ 313	(a)	703(a)
	(b)	703(a)
	(c)	703(a)
	(d)	703(f)
§ 314	(a)	704
	(b)	Not Applicable
	(c)(1)	102
	(c)(2)	102
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	102
§ 315	(a)	601(a)
	(b)	602, 703(a)(6)
	(c)	601(a)
	(d)	601(c)
	(d)(1)	601(a)(1)
	(d)(2)	601(c)(2)
	(d)(3)	601(c)(3)
	(e)	514
§ 316	(a)	512
	(a)(1)(A)	512
	(a)(1)(B)	513
	(a)(2)	Not Applicable
	(b)	508
§ 317	(a)(1)	503
	(a)(2)	504
	(b)	1003
§ 318	(a)	107

[1]	Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.	Company to Furnish Trustee Names and Addresses of Holders	59
SECTION 702.	Preservation of Information; Communications to Holders.	60
SECTION 703.	Reports by Trustee.	60
SECTION 704.	Reports by Company	60

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.	Limitation on Merger, Consolidation or Sale of Assets	61
SECTION 802.	Successor Substituted	62
SECTION 803.	Transfer of Subsidiary Assets	63

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901.	Supplemental Indentures Without Consent of Holders	63
SECTION 902.	Supplemental Indentures with Consent of Holders	64
SECTION 903.	Execution of Supplemental Indentures	65
SECTION 904.	Effect of Supplemental Indentures	65
SECTION 905.	Conformity With Trust Indenture Act	65
SECTION 906.	Reference in Securities to Supplemental Indentures	65

ARTICLE TEN

COVENANTS

SECTION 1001.	Payment of Principal, Premium and Interest	65
SECTION 1002.	Maintenance of Office or Agency	65
SECTION 1003.	Money for Security Payments to be Held in Trust	66
SECTION 1004.	Existence	67
SECTION 1005.	Maintenance of Properties	67
SECTION 1006.	Payment of Taxes and Other Claims	68
SECTION 1007.	Maintenance of Insurance	68
SECTION 1008.	Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock	68
SECTION 1009.	Limitation on Restricted Payments	71
SECTION 1010.	Limitations on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	76
SECTION 1011.	Limitation on Liens Securing Indebtedness	78
SECTION 1012.	Limitation on Transactions With Affiliates	78

SECTION 1013.	Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries	80
SECTION 1014.	Repurchase of Securities at the Option of the Holder Upon a Change of Control.	81
SECTION 1015.	Repurchase of Securities at the Option of the Holder Upon an Asset Sale	83
SECTION 1016.	Investment Company	86
SECTION 1017.	Limitations on Issuances of Guarantees of Indebtedness	86
SECTION 1018.	Additional Guarantees	86
SECTION 1019.	Limitation on Lines of Business	87
SECTION 1020.	Anti-Layering	87
SECTION 1021.	[NOT USED]	87
SECTION 1022.	[NOT USED]	87
SECTION 1023.	Designation of Restricted and Unrestricted Subsidiaries	87
SECTION 1024.	Advances to Subsidiaries	87
SECTION 1025.	Payments for Consents	88
SECTION 1026.	Statement by Officers as to Default; Compliance Certificates	88
SECTION 1027.	Waiver of Covenants	88

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.	[NOT USED]	89
SECTION 1102.	Applicability of Article	89
SECTION 1103.	Election to Redeem; Notice to Trustee	89
SECTION 1104.	Selection by Trustee of Securities to be Redeemed	89
SECTION 1105.	Notice of Redemption	90
SECTION 1106.	Deposit of Redemption Price	90
SECTION 1107.	Securities Payable on Redemption Date	91
SECTION 1108.	Securities Redeemed in Part	91

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.	Company’s Option to Effect Legal Defeasance or Covenant Defeasance	91
SECTION 1202.	Legal Defeasance and Discharge	91
SECTION 1203.	Covenant Defeasance	92
SECTION 1204.	Conditions to Legal or Covenant Defeasance	92
SECTION 1205.	Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions	94
SECTION 1206.	Reinstatement	94

v

ARTICLE THIRTEEN

SUBORDINATION

SECTION 1301.	Agreement to Subordinate	95
SECTION 1302.	Liquidation; Dissolution; Bankruptcy	95
SECTION 1303.	Default on Senior Indebtedness	95
SECTION 1304.	Acceleration of Securities	97
SECTION 1305.	When Distribution Must be Paid Over	97
SECTION 1306.	Notice by Company	98
SECTION 1307.	Subrogation	98
SECTION 1308.	Relative Rights	98
SECTION 1309.	Subordination May Not be Impaired by Company	98
SECTION 1310.	Rights of Trustee and Paying Agent	99
SECTION 1311.	Authorization to Effect Subordination	99
SECTION 1312.	Amendments	99
SECTION 1313.	Trustee Not Fiduciary for Holders of Senior Indebtedness	100

ARTICLE FOURTEEN

SUBSIDIARY GUARANTEES

SECTION 1401.	Subsidiary Guarantees	100
SECTION 1402.	Execution and Delivery of Subsidiary Guarantees	101
SECTION 1403.	Guarantors May Consolidate, etc., on Certain Terms.	102
SECTION 1404.	Releases Following Sale of Assets	103
SECTION 1405.	Limitation of Guarantor’s Liability	103
SECTION 1406.	Application of Certain Terms and Provisions to the Guarantors	104
SECTION 1407.	Release of Subsidiary Guarantees	104
SECTION 1408.	Subordination of Subsidiary Guarantees	104
SECTION 1409.	Waiver of Subrogation	105
SECTION 1410.	Immediate Payment	105
SECTION 1411.	No Set-Off	105
SECTION 1412.	Obligations Absolute	106
SECTION 1413.	Obligations Continuing	106
SECTION 1414.	Obligations Not Reduced	106
SECTION 1415.	Obligations Reinstated	106
SECTION 1416.	Obligations Not Affected	106
SECTION 1417.	Dealing With the Company and Others	107
SECTION 1418.	Default and Enforcement	108
SECTION 1419.	Costs and Expenses	108
SECTION 1420.	No Waiver; Cumulative Remedies	108
SECTION 1421.	Representation and Warranty of Each Guarantor	109
SECTION 1422.	Successors and Assigns	109
SECTION 1423.	Contribution	109

RULE 144A	REGULATION S/IAI APPENDIX

EXHIBIT 1	FORM OF INITIAL SECURITY
EXHIBIT 2	FORM OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY
EXHIBIT 3	FORM OF TRANSFEREE LETTER OF REPRESENTATION

EXHIBIT A	FORM OF ENDORSEMENT OF SUBSIDIARY GUARANTORS	A-1

EXHIBIT B	FORM OF INTERCOMPANY NOTE	B-1

INDENTURE, dated as of August 13, 2003, among CONCENTRA OPERATING CORPORATION, a corporation duly organized and existing under the laws of the State of Nevada (herein called the “Company”), having its principal office at 5080 Spectrum Drive, Suite 400—West Tower, Addison, Texas 75001, the GUARANTORS and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (herein called the “Trustee”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Initial Securities and, if and when issued pursuant to a registered exchange for Initial Securities, the Exchange Securities and, if and when issued pursuant to a private exchange for Initial Securities, the Private Exchange Securities:

ARTICLE ONE

Definitions and Other Provisions

of General Application

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with GAAP; and

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“13% Senior Subordinated Notes” means the Company’s 13% Series A Senior Subordinated Notes due 2009 and Series B Senior Subordinated Notes due 2009.

“1999 Transactions” refers to the occurrence of each of the following transactions which were completed in 1999:

(a) the merger of Yankee Acquisition Corp, a wholly owned subsidiary of Welsh Carson, with and into Holdings (the “Merger”);

(b) the solicitation and repurchase of $230.0 million principal amount of Holdings’ outstanding 4.5% Convertible Subordinated Notes due 2003 and $97.8 million principal amount of Holdings’ outstanding 6.0% Convertible Subordinated Notes due 2001 conditional upon the Merger,

(c) the contribution of all Holdings’ assets and shares in its subsidiaries to the Company;

(d) the $190.0 million offering of the 13% Senior Subordinated Notes;

(e) the $216.4 million offering by Holdings of the Holdings Senior Discount Debentures;

(f) the $375.0 million of borrowings by the Company under its senior credit facilities at the time of the other 1999 Transactions;

(g) the equity investment in Holdings of approximately $370.1 million by Welsh Carson and some of its affiliates, including the value, on the date of the Merger, of shares and 4.5% Convertible Subordinated Notes due 2003 already owned by Welsh Carson;

(h) the cash equity investment in Holdings of approximately $30.6 million by affiliates of Ferrer Freeman;

(i) the equity investment in Holdings of approximately $23.0 million by Chase Capital Partners, certain officers and employees of Donaldson, Lufkin & Jenrette Securities Corporation, certain members of Holdings’ management and potentially other investors; and

(j) the payment in full and termination of the Company’s then existing $100.0 million amended and restated credit agreement.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person or assumed in connection with the acquisition of assets from such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person or such acquisition, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 301 and 1008, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after August 15, 2007, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) is such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date, plus 0.50%.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings; provided that any affiliated professional associations and professional corporations which employ physicians and other professionals who provide health care services for the Company’s occupational health services centers shall not be deemed to be an Affiliate of the Company, Holdings or any of their Subsidiaries.

“Affiliate Management Fees” means any management, consulting, monitoring or advisory fees, and related expenses, payable to Welsh Carson, Ferrer Freeman or their respective Affiliates.

“Affiliate Transaction” has the meaning set forth in Section 1012.

“Appendix” has the meaning set forth in Section 201.

“Applicable Premium” means with respect to a Security at any Redemption Date, the greater of (i) 1.00% of the principal amount of such Security and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Security on August 15, 2007 (such redemption price being described below exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Security through August 15, 2007 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such Redemption Date.

“Asset Sale” means:

(1) the sale, lease (other than an operating lease entered into in the ordinary course of business), conveyance or other disposition (a “Disposition”) of any assets or rights (other than the licensing of its non-exclusive intellectual property rights) (including, without limitation, by way of a sale and leaseback); provided that the Disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 1014 and/or by Section 801 and not by Section 1015; and

(2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Restricted Subsidiaries (other than directors’ qualifying shares);

that, in the case of either clause (1) or (2) and whether in a single transaction or a series of related transactions:

(a) has a fair market value in excess of $5 million; or

(b) is for net proceeds to the Company and its Restricted Subsidiaries in excess of $5 million.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) a transfer of assets among the Company, its Wholly Owned Restricted Subsidiaries and its Permitted Joint Ventures;

(2) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;

(3) a Restricted Payment that is permitted by Section 1009 or a Permitted Investment;

(4) the sale of Cash Equivalents in the ordinary course of business;

(5) a disposition of inventory in the ordinary course of business;

(6) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(7) a disposition relating to the foreclosure of a Permitted Lien;

(8) the sale and leaseback of any assets within 90 days of the acquisition thereof;

(9) any exchange of property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

(10) any sale, transfer or other disposition of property that is idle, damaged, worn out, obsolete or no longer suitable for use in the ordinary course of business; and

(11) sales or grants of licenses or sublicenses to use intellectual property of the Company or any of its Restricted Subsidiaries to the extent such sale, license or sublicense does not interfere in any material respect with the business of the Company and its Restricted Subsidiaries.

“Asset Sale Offer” has the meaning set forth in Section 1015.

“Bankruptcy Law” means Title 11, U.S. Code or any Federal or State bankruptcy, insolvency, reorganization or other similar law.

“Board of Directors” means, with respect to any Person, the board of directors of such Person, or any committee of the Board of Directors of such Person authorized, with respect to any particular matters, to exercise the power of such board of directors of such Person.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Calculation Date” has the meaning set forth in the definition of “Fixed Charge Coverage Ratio.”

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) Government Securities having maturities of not more than six months from the date of acquisition;

(2) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper having the rating of “P-1” (or higher) from Moody’s Investors Service, Inc. or “A-1” (or higher) from Standard & Poor’s Rating Service and in each case maturing within six months after the date of acquisition; and

(5) money market funds investing substantially in investments which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

“Certificated Securities” means Securities in registered certificated form.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of either (x) the Company and its Subsidiaries taken as a whole or (y) Holdings to any “person” (as such term is used in Section 13(d) (3) of the Exchange Act) other than the Principals or a Related Party of any of the Principals;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares);

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the Company or Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company or Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or Holdings, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company or Holdings, as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

“Change of Control Offer” has the meaning set forth in Section 1014.

“Change of Control Payment” has the meaning set forth in Section 1014.

“Commission” means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the Redemption Date to August 15, 2007, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to August 15, 2007.

“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such Redemption Date.

“consolidated” means, with respect to any Person, the consolidated accounts of such Person and its Subsidiaries with those of such Person, all in accordance with GAAP; provided that “consolidated” shall not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

“Consolidated EBITDA” means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

(1) consolidated income taxes;

(2) consolidated depreciation and amortization (including amortization of debt issuance costs in connection with any Indebtedness of such Person and its Restricted Subsidiaries and depreciation and amortization attributable to the Permitted Joint Ventures existing at the Reference Date which were not consolidated);

(3) Fixed Charges;

(4) expenditures paid prior to or contemporaneously with and related to the 1999 Transactions which are paid or otherwise accounted for within 90 days of the consummation of the 1999 Transactions;

(5) expenditures paid prior to or contemporaneously with and related to any actual or proposed financing, mergers or dispositions or acquisitions permitted to be incurred by this Indenture (including, without limitation, financing and legal fees and costs incurred with any such mergers, acquisitions or dispositions);

(6) the restructuring charge of $20.6 million incurred in the fourth quarter of 1998; and

(7) all other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period);

provided that consolidated income taxes, depreciation and amortization of a Subsidiary of such Person that is not a Wholly Owned Subsidiary shall only be added to the extent of the Equity Interest of such Person in such Subsidiary.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense); plus

(2) the consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

Notwithstanding the preceding, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(3) the Net Income of any Person acquired in a transaction accounted for in a manner similar to a pooling of interests (including any common control acquisition) for any period prior to the date of such acquisition shall be excluded; and

(4) the cumulative effect of a change in accounting principles shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date;

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

(3) was nominated by the Principals.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 105 hereof or such other address as to which the Trustee may give notice to the Company.

“Covenant Defeasance” has the meaning specified in Section 1203.

“Credit Agent” means JPMorgan Chase Bank, in its capacity as Administrative Agent for the lenders party to the Senior Credit Facilities, or any successor thereto or any person otherwise appointed.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307.

“Designated Senior Indebtedness” means any Indebtedness outstanding under the Senior Credit Facilities.

“Development Corporation” means any corporation, association, limited liability company or other business (other than a partnership) existing at the Issue Date managed by the Company but owned by a Person (who is not the Company or an Affiliate or a Subsidiary of the Company), engaged in the development of occupational health centers and financed by the issue of Equity Interests and notes under securities purchase agreements to third party investors.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would not constitute Disqualified Stock but for change of control or asset sale provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions under Section 1014 and Section 1015.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering of the Equity Interests (other than Disqualified Stock) of Holdings or the Company; provided that in the event of an offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Securities to be redeemed pursuant to the provisions of paragraph 5 of the Securities ..

“Event of Default” has the meaning specified in Section 501.

“Excess Proceeds” has the meaning set forth in Section 1015.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Securities” has the meaning set forth in the Appendix.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the Issue Date, until such amounts are repaid.

“Expiration Date” has the meaning set forth in Section 104.

“Ferrer Freeman” means Ferrer Freeman Thompson & Co. LLC and its Affiliates.

“Fixed Charge Coverage Ratio” means with respect to any Person as of any date of determination, the ratio of the Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which internal financial statements are available to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, defeases, redeems or otherwise discharges any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, defeasance, redemption or discharge of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions or dispositions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated to include the Consolidated EBITDA of the acquired entities on a pro forma basis (to be calculated in accordance with Article 11-02 of Regulation S-X, as in effect from time to time), shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded if greater than zero; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

For purposes of this definition, whenever pro forma effect is to be given to an Investment or an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, or any other calculation under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Indebtedness if such interest rate agreement has a remaining term in excess of 12 months).

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the Consolidated Interest Expense of such Person for such period, minus the interest income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; plus

(2) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(3) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary (a) that is not organized under the laws of the United States of America or any State thereof or the District of Columbia and (b) with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in, operated from or derived from operations located in territories outside of the United States of America and jurisdictions outside the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date; provided that for all calculations involving the period from the Reference Date to and including the Issue Date, GAAP means for such period such generally accepted accounting principles as were in effect on the Reference Date.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Holder” means a Person in whose name a Security is registered in the Note Register.

“Holdings” means Concentra, Inc.

“Holdings Senior Discount Debentures” means the 14% Senior Discount Debentures due 2011 issued by Holdings on the Reference Date and any Indebtedness of Holdings issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund such Senior Discount Debentures due 2011; provided that such Indebtedness complies with clauses (1), (2) and (3) of the definition of “Permitted Refinancing Indebtedness”.

“incur” has the meaning set forth in Section 1008.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, in respect of:

(1) borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) bankers’ acceptances;

(4) representing Capital Lease Obligations; or

(5) the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than 60 days after the date of placing such property in service or taking delivery and title thereto) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

(b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Securities” has the meaning set forth in the Appendix.

“Insolvency or Liquidation Proceedings” means:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to the creditors of the Company, as such, or to the assets of the Company;

(2) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary, and involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

“Interest Payment Date” means each February 15 and August 15, commencing on February 15, 2004.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), or purchases or other acquisitions of or the transfer of assets for consideration of, Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 1009.

“Issue Date” means the date on which the Securities are first issued under this Indenture.

“Legal Defeasance” has the meaning specified in Section 1202.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however:

(1) any gain (loss), together with any related provision for taxes on such gain (loss), realized in connection with:

(a) any Asset Sale; or

(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary or nonrecurring gain (loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), the amounts required to be applied to the payment of Indebtedness (other than Indebtedness incurred pursuant to the Senior Credit Facilities) secured by a Lien on the asset or assets that were the subject of the Asset Sale, distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, for adjustments in respect of the sale price of the assets that were the subject of such Asset Sale or as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries:

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

(b) is directly or indirectly liable as a guarantor or otherwise, or

(c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Securities) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Notes Register” or “Notes Registrar” have the respective meanings set forth in Section 305.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officer’s Certificate given pursuant to Section 1026 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“pari passu”, when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest (and Additional Interest, if any) on any Securities on behalf of the Company.

“Payment Blockage Period” has the meaning set forth in Section 1303.

“Payment Default” has the meaning set forth in Section 501.

“Payment Notice” has the meaning set forth in Section 1303.

“Permitted Business” means any business in which the Company and its Restricted Subsidiaries are engaged on the Issue Date or any business reasonably related, incidental or ancillary thereto.

“Permitted Business Assets” means assets used or useful in a Permitted Business.

“Permitted Debt” has the meaning set forth in Section 1008.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary (other than a Permitted Joint Venture);

(2) any Investment in cash or Cash Equivalents;

(3) any Investment in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(4) any Investment received by the Company or any Restricted Subsidiary as consideration for the settlement of any litigation, arbitration or claim of bankruptcy or in partial or full satisfaction of accounts receivable owed by a financially troubled Person to the extent reasonably necessary in order to prevent or limit any loss by the Company or any of its Restricted Subsidiaries in connection with such accounts receivable;

(5) Investments in existence on the Reference Date;

(6) Hedging Obligations entered into in the ordinary course of business which transactions or obligations are incurred in compliance with Section 1008;

(7) Guarantees issued in accordance with Section 1008;

(8) any Investment by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction; provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

(9) any Investment by the Company or any Restricted Subsidiary of the Company (other than a Permitted Joint Venture) in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary (other than a Permitted Joint Venture) of the Company or of a Restricted Subsidiary of the Company (other than a Permitted Joint Venture); or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company (other than a Permitted Joint Venture);

(10) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 1015;

(11) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(12) any Investment in any Permitted Joint Venture after the Reference Date in an aggregate amount not to exceed $40 million, such aggregate amount to be increased as a result of any management fees, software fees and development fees received from such Permitted Joint Ventures in the ordinary course of business and any payment of any dividend or distribution received on a pro rata basis from any Permitted Joint Ventures as a holder of its Equity Interests; and

(13) any Investment in any Person after the Issue Date in an aggregate amount, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed $5 million.

“Permitted Joint Venture” means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership):

(a) of which more than 50% (or in the case of any such business entity in which the Company or any Restricted Subsidiary has an Investment before the Issue Date, 50% or more) of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof; and

(b) which is either managed or controlled by such Person or any of its Restricted Subsidiaries; and

(2) any partnership, joint venture, limited liability company or similar entity:

(a) of which more than 50% (or in the case of any such entity in which the Company or any Restricted Subsidiary has an Investment before the Issue Date, 50% or more) of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof;

(b) which is either managed or controlled by such Person or any of its Restricted Subsidiaries,

and which in the case of each of clauses (1) and (2),

(A) is engaged in a Permitted Business;

(B) only incurs Indebtedness to the Company;

(C) does not enter into any Guarantee; and

(D) distributes all cash pro rata in accordance with the Equity Interests therein at least annually (other than cash required to be reserved on its balance sheet in accordance with GAAP consistent with past practice).

“Permitted Liens” means:

(1) Liens that secure up to an aggregate principal amount of $475 million of Senior Indebtedness and Guarantees incurred pursuant to the Senior Credit Facilities;

(2) Liens in favor of the Company or any Restricted Subsidiary;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such event, merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided such Liens were not incurred in contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens existing on the Issue Date;

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of Section 1008;

(9) Liens securing Permitted Refinancing Indebtedness where the Liens securing the Indebtedness being refinanced were permitted under this Indenture;

(10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5 million at any one time outstanding and that: (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

(11) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(12) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices;

(13) any interest or title of a lessor under any Capital Lease Obligation;

(14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(16) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(17) deposits by such Person, in each case incurred in the ordinary course of business:

(a) under workmen’s compensation laws, unemployment insurance and other types of social security legislation (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended);

(b) made in good faith in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party;

(c) to secure public or statutory obligations of such Person or deposits or cash or Cash Equivalents to secure surety or appeal bonds to which such Person is a party; or

(d) as security for contested taxes or import or customs duties or for the payment of rent;

(18) Liens imposed by law, including carriers’, warehousemens’ and mechanics’ Liens, in each case for sums not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(19) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(20) Liens securing Indebtedness of a Restricted Subsidiary owing to the Company or a Wholly Owned Restricted Subsidiary (other than a Receivables Entity);

(21) Liens securing the Securities and Subsidiary Guarantees under this Indenture;

(22) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

(23) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; and

(24) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith) except, in the case of the Senior Credit Facilities, the principal amount of such Permitted Refinancing Indebtedness does not exceed the greater of:

(a) the principal amount of Indebtedness permitted (whether or not borrowed) under clause (1) of the second paragraph of Section 1008; and

(b) the amount actually borrowed or available to be borrowed under the Senior Credit Facilities;

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Principals” means Welsh Carson, Ferrer Freeman and their respective Affiliates.

“Private Exchange Securities” has the meaning set forth in the Appendix.

“pro forma” includes, with respect to an acquisition or the incurrence of Indebtedness in connection therewith, all adjustments, permitted or required to be included pursuant to Article 11 of Regulation S-X and subject to agreed-upon procedures to be performed by the Company’s independent accountants to determine whether the pro forma calculations are made in accordance with Article 11 of Regulation S-X.

“Purchase Date” means the settlement date specified by the Company in an Asset Sale Offer or Change of Control Offer, which shall be within five Business Days of the expiration date specified in such offer.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries on an arms’ length basis with the Standard Securitization Undertakings pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); or

(2) any other Person (in the case of a transfer by a Receivables Entity)

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable; provided that the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables transferred.

“Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

“Receivables Entity” means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company enters into a Qualified Receivables Transaction) which engages in no activities other than the financing of a Qualified Receivables Transaction and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1) no portion of Indebtedness or any other obligations (contingent or otherwise) of such Person of which:

(a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal, and interest, on Indebtedness) pursuant to Standard Securitization Undertakings);

(b) has recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; and

(c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than

(a) a Qualified Receivables Transaction in the ordinary course of business; and

(b) fees payable in the ordinary course of business in connection with servicing accounts receivable,

both of which shall be on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to

(a) subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contributions or similar payments or transfers thereto other than in connection with a Qualified Receivables Transaction; or

(b) maintain or preserve such entity’s solvency, any balance sheet term, financial condition, level of income or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture (including paragraph 5 of the Securities).

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture (including paragraph 5 of the Securities).

“Reference Date” means August 17, 1999, the date of the indenture governing the Company’s existing 13% Senior Subordinated Notes.

“Reference Treasury Dealer” means Credit Suisse First Boston LLC and its successors and assigns and two other nationally recognized investment banking firm selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of August 13, 2003, by and among the Company, the Guarantors, Credit Suisse First Boston LLC, Citigroup Global Markets, Inc. and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Regular Record Date” means each February 1 and August 1.

“Related Party” with respect to any Principal means:

(1) any controlling stockholder or partner, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause.

“Reorganization Securities” means securities distributed to Holders of the Securities in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Indebtedness, but only if in such plan of reorganization the Holders of the Securities on the one hand and the holders of the Senior Indebtedness on the other hand are placed in separate and distinct classes from each other and from the classes of other claimants and the class of the Holders of the Securities is junior to the class of the holders of the Senior Indebtedness and only if all of the terms and conditions of such securities, including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults, are at least as favorable (and provide the same relative benefits) to the holders of Senior Indebtedness and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Indebtedness as the terms and conditions of the Securities and this Indenture are, and provide, to the holders of Senior Indebtedness.

“Representative” means the Trustee, agent or representative for any Senior Indebtedness.

“Responsible Officer” when used with respect to the Trustee, means any Vice President, the treasurer, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning set forth in Section 1009.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Securities” means the Securities issued under this Indenture, including the Initial Securities, the Exchange Securities, the Private Exchange Securities and any Additional Securities but excluding the Subsidiary Guarantees.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Facilities” means the Credit Agreement, to be entered into on the Issue Date, among the Company, Holdings, the several lenders from time to time parties thereto and JPMorgan Chase Bank, as Administrative Agent, providing for revolving credit borrowings, term loans and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced (whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders) from time to time including increases in principal amount.

“Senior Indebtedness” means:

(1) all Indebtedness outstanding under the Senior Credit Facilities, including any Guarantees thereof and all Hedging Obligations with respect thereto;

(2) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities; and

(3) all Obligations with respect to the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Indebtedness shall not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company;

(2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

(3) any trade payables; or

(4) any Indebtedness that is incurred in violation of this Indenture.

“Senior Indebtedness” of any Guarantor has a correlative meaning.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Standard Securitization Undertakings” means the interest rate, representations, warranties, covenants, the events of default and indemnities entered into by the Company or any Restricted Subsidiary of the Company which shall be customary in securitization of accounts receivable transactions and on market terms.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which payment of or principal on such security is due and payable in the original documentation governing such securities, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stockholders Agreement” means the Stockholders Agreement, dated as of August 17, 1999, among the Principals, Chase Capital Partners, certain officers and employees of Donaldson, Lufkin & Jenrette Securities Corporation, certain members of Holdings’ management and Holdings.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); and

(3) any Permitted Joint Venture of such Person.

“Subsidiary Guarantee” means a Guarantee provided by a Restricted Subsidiary.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means (a) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors and (b) any Subsidiary of an Unrestricted Subsidiary, but, in each case, only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 1009. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 1008, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if: (1) such Indebtedness is permitted under Section 1008 and (2) no Default or Event of Default would be in existence following such designation.

“U.S. Government Obligations” means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors or other similar governing board or group of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Indebtedness.

“Welsh Carson” means Welsh, Carson, Anderson & Stowe VIII, L.P. and its Affiliates.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

“Wholly Owned Restricted Subsidiary” of the Company means a Wholly Owned Subsidiary which is a Restricted Subsidiary of the Company.

SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as it may reasonably request or as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Date.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Securities shall be proved by the Notes Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) The Company may set any day as a record day for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 106.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any notice of Default, (ii) any declaration of acceleration referred to in Section 502,

(iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g) Notwithstanding any provision herein to the contrary, all Securities issued under this Indenture shall vote and consent together on all matters (as to which the Holders may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

SECTION 105. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office at The Bank of New York, 101 Barclay Street, Fl. 8W, New York, New York 10286, Attention: Corporate Trust Administration, or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Notice to the Trustee shall not be effective until it is actually received by a Responsible Officer.

SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law. This Indenture, the Securities and the Subsidiary Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity; provided that to the extent such payment is made on such next succeeding Business Day, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be.

SECTION 114. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

ARTICLE TWO

Security Forms

SECTION 201. Forms Generally. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made a part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 2, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit 1 are part of the terms of this Indenture.

The Subsidiary Guarantees shall be in substantially the form set forth in Exhibit A attached hereto.

ARTICLE THREE

The Securities

SECTION 301. Title and Terms. Except as set forth in the next paragraph, the aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $150,000,000 million, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Asset Sale Offer or Change of Control Offer pursuant to Sections 1015 or 1014, respectively.

After the Issue Date, the Company shall be entitled, subject to its compliance with Section 1008, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors, an Officers’ Certificate and a supplemental indenture pursuant to Section 901, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 1008 that the Company is relying on to issue such Additional Securities;

(2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

(3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit 2.

The Securities shall be known and designated as the “9½% Senior Subordinated Notes due 2010” of the Company.

The Securities are general senior subordinated unsecured obligations of the Company, are subordinated in right of payment to all existing and future Senior Indebtedness of the Company and shall rank senior or pari passu in right of payment to all existing and future subordinated Indebtedness of the Company and are unconditionally guaranteed by the Guarantors.

Holders shall be entitled to the benefits of the Subsidiary Guarantees. The Subsidiary Guarantees are general unsecured obligations of each Guarantor, are subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor, are pari passu in right of payment to the Guarantees of the Company’s 13% Senior Subordinated Notes and are senior or pari passu in right of payment to all existing and future subordinated Indebtedness of each Guarantor.

If a Holder has given wire transfer instructions to the Company, the Company shall make all principal, premium and interest payment on the Holder’s Securities in accordance with such instruction. All other payments of the principal of (and premium, if any) and interest (and Additional Interest, if any) on the Securities shall be payable at the office or agency of the Paying Agent and Notes Registrar within the City and State of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register.

The Company initially appoints the Trustee as the Paying Agent and the Notes Registrar. The Company may change the Paying Agent or Notes Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Notes Registrar. The Company shall promptly notify the Trustee in writing of the name and address of any Notes Registrar or Paying Agent not a party to this Indenture.

SECTION 302. Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, its Chief Executive Officer or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305. Register; Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Notes Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Notes Registrar with a request to register a transfer, the Notes Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are

presented to the Notes Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Notes Registrar shall make the exchange as requested if the same requirements are met. The Securities shall be subject to the transfer and exchange provisions set forth in the Appendix.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration or transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 309) interest (and Additional Interest, if any) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Notes Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 310. CUSIP and ISIN Numbers. The Company in issuing Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such “CUSIP” and “ISIN” numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP and ISIN numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP and ISIN numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE FOUR

Satisfaction and Discharge

SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) shall become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (and Additional Interest, if any) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402, the provisions of Sections 303, 305 and 306 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (and Additional Interest, if any) for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

Remedies

SECTION 501. Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default for 30 days in the payment when due of interest on the Securities whether or not prohibited by Article Thirteen;

(2)	default in payment when due of the principal of or premium, if any, on the Securities, whether or not prohibited by Article Thirteen;

(3)	failure by the Company to comply with Section 801;

(4)	failure by the Company for 30 days after notice by the Trustee or Holders of at least 25% in principal amount of the Securities then outstanding to comply with Section 1008, Section 1009, Section 1014 and Section 1015;

(5)	failure by the Company for 60 days after notice from the Trustee or Holders of at least 25% in principal amount of the Securities then outstanding to comply with any of its other agreements in this Indenture or the terms of the Securities;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for borrowed money or Guarantee by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)	is caused by a failure to pay principal of or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date such default (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20 million or more;

(7)	failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8)	except as permitted by this Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of such Guarantor, shall deny or disaffirm such Guarantor’s obligations under the Subsidiary Guarantee of such Guarantor;

(9)	the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Significant Subsidiary or of any substantial part of the property of the Company or any such Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; and

(10)

the commencement by the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any such Significant Subsidiary of the Company, or the filing by the Company or any such Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any Federal or State law, or the consent by the Company or any such Significant Subsidiary to the filing of such or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of the Company or of any substantial part of the property of the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of the Company, or the making by the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries of Company of an assignment for the benefit of creditors, or the admission by the Company or any such Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Significant Subsidiary in furtherance of any such action.

In the event of a declaration of acceleration of the Securities because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of this Section 501, the declaration of acceleration of the Securities shall be automatically annulled if the holders of any Indebtedness described in clause (6) of this Section 501 have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if:

(a) the annulment of the acceleration of Securities would not conflict with any judgment or decree of a court of competent jurisdiction; and

(b) all existing Events of Default, except nonpayment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

SECTION 502. Acceleration of Maturity; Rescission and Annulment. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities may declare the principal of the Securities to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities shall be outstanding, such acceleration shall not be effective until the earlier of:

(1)	an acceleration of any such Indebtedness under the Senior Credit Facilities, or

(2)	five business days after receipt by the Company and the Credit Agent on the Issue Date (or to such other Credit Agent as the Trustee may hereafter be notified in writing) of written notice of such acceleration (provided that the notification of the replacement Credit Agent and its address shall be received by the Trustee prior to the issuance of such notice of acceleration).

Notwithstanding the preceding paragraph, in the case of an Event of Default described in clause (9) or (10) of Section 501, with respect to the Company or any of its Significant Subsidiaries, the principal and unpaid interest on all Outstanding Securities shall become due immediately without further action or notice.

In the case of any Event of Default occurs on or after August 15, 2007 by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to paragraph 5 of the Securities an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to August 15, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to August 15, 2007, then, an additional premium shall also become immediately due and payable to the extent permitted by law upon acceleration of the Securities in an amount, for each of the years beginning on August 15 of the years set forth below, as set forth below (such total amount due is expressed as a percentage of the principal amount of the Securities on the date of payment that would otherwise be due but for the provisions of this sentence):

Year	Percentage
2003	109.500%
2004	108.313%
2005	107.126%
2006	105.939%

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities or the holders of a supermajority in aggregate principal amount of the Securities with respect to a default in respect of any provision requiring a supermajority for an amendment to such provision, as the case may be, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (1) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on the Securities, (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an offer to purchase made by the Company) and interest thereon at the rate provided therefor in the Securities, (C) interest upon overdue interest at the rate provided therefor in the Securities and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (2) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Additional Interest, if any) on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) Default is made in the payment of any interest (and Additional Interest, if any) on any Security when such interest (and Additional Interest, if any) becomes due and payable and such Default continues for a period of 30 days, or

(2) Default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Asset Sale Offer or Change of Control Offer made by the Company, at the Purchase Date thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest (and Additional Interest, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest and Additional Interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such judicial proceedings as the Trustee shall deem appropriate, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized and directed by each Holder to make such payments to the Trustee and, in the event that the Trustee requests the making of such payments directly to the Holders, is authorized and directed to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a Trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest (or Additional Interest, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest (and Additional Interest, if any) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest (and Additional Interest, if any), respectively; and

THIRD: To the Company or to such party as a court of competent jurisdiction may direct.

SECTION 507. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest (and Additional Interest, if any) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Asset Sale Offer or Change of Control Offer made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any existing Default or Event of Default hereunder and its consequences hereunder, except

(1) a Default or Event of Default with respect to any provision requiring a supermajority to amend, which Default or Event of Default may only be waived by such a supermajority,

(2) a continuing Default or Event of Default in the payment of the principal of (or premium, if any) or interest (or Additional Interest, if any) on any Security (including any Security which is required to have been purchased pursuant to an Asset Sale Offer or Change of Control Offer which has been made by the Company), or

(3) a Default or Event of Default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorney’s fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or the Company.

SECTION 515. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

SECTION 601. Certain Duties and Responsibilities.

(a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to provisions of this Section. In case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.

(b) Except during the continuance of a Default or an Event of Default:

(1) The Trustee need undertake to perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine such certificates or opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee shall have no liability except for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 601.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512.

SECTION 602. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, security, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Security, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable prior notice, to examine the books, records and premises of the Company, personally or by agent or attorney, at such reasonable times as reasonably requested at the expense of the Company;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder.

SECTION 604. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

SECTION 605. May Hold Securities. The Trustee, any Paying Agent, any Notes Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Notes Registrar or such other agent.

SECTION 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. Compensation and Reimbursement. Each of the Company and the Guarantors, jointly and severally agrees

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee, upon its receipt of written notice thereof, shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 607, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(9) or (10) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. This Section 607 shall survive the satisfaction and discharge of the Indenture.

SECTION 608. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and a Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its of property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company or any Guarantor (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders. The Company shall furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 15 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Notes Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Notes Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange and any delisting thereof.

SECTION 704. Reports by Company. Whether or not required by the Commission, so long as any Securities are outstanding, the Company shall furnish or make available to the Holders, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company shall file a copy of all the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

In addition, the Company shall, for so long as any Securities remain outstanding, furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801. Limitation on Merger, Consolidation or Sale of Assets. The Company may not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made expressly assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3) immediately after giving pro forma effect to such transaction no Default or Event of Default exists; and

(4) the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made,

(a) shall, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1008; or

(b) would (together with its Restricted Subsidiaries) have a higher Fixed Charge Coverage Ratio immediately after such transaction (after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of the Company and its Subsidiaries immediately prior to the transaction.

The preceding clause (4) shall not prohibit:

(a) a merger between the Company and a Wholly Owned Subsidiary; or

(b) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States;

so long as, in each case, the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 801 is not applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

SECTION 802. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer, conveyance, sale, lease or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company herein, and thereafter (except in the case of a lease), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 803. Transfer of Subsidiary Assets. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company’s interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

ARTICLE NINE

Supplemental Indentures

SECTION 901. Supplemental Indentures Without Consent of Holders. Subject to Section 1312, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation or the sale of all or substantially all of the Company’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6) to provide for the issuance of Additional Securities in accordance with Section 301, Section 1008 and the other limitations set forth in this Indenture; or

(7) to allow any Subsidiary to guarantee the Securities.

SECTION 902. Supplemental Indentures with Consent of Holders. Subject to Section 1312, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of amending or supplementing this Indenture or any supplemental indenture or the Securities or modifying the rights of the Holders, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Securities may be waived; provided, however, that no such modification or waiver may, without the consent of Holders of at least 75% in aggregate principal amount of Securities at the time outstanding, modify or waive the provisions of Article Thirteen in a manner adverse to the Holders; and provided that no such modification or waiver may, without the consent of each Holder thereby:

(1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the Stated Maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than Sections 1014 or 1015);

(3) reduce the rate of or change the time for payment of interest on any Security;

(4) waive a Default or Event of Default in the payment principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

(5) make any Security payable in money other than that stated in the Securities;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights Holders to receive payments of principal of or premium, if any, or interest on the Securities;

(7) waive a redemption payment with respect to any Security (other than a payment under Sections 1014 or 1015);

(8) make any change in the preceding amendment and waiver provisions; or

(9) release any Guarantor from any of its obligations under its Guarantee of the Securities or this Indenture, except in accordance with the terms of this Indenture.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

Covenants

SECTION 1001. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and any interest (and Additional Interest, if any) on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any) or interest (and Additional Interest, if any) on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (and Additional Interest, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it shall, prior to each due date of the principal of (and premium, if any) or interest (and Additional Interest, if any) on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (and Additional Interest, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Additional Interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (and Additional Interest, if any) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest (and Additional Interest, if any); and

(3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest (and Additional Interest, if any) on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 1004. Existence. Subject to Article Eight and Section 1015, the Company and its Restricted Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises; provided, however, that the Company and its Restricted Subsidiaries shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or its Restricted Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005. Maintenance of Properties. The Company shall cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors of the Company in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1006. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 1007. Maintenance of Insurance. The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible or in the case of insurance coverage, to self insure in each case to the extent, in the judgment of the Company, to do so comports with good business practice.

SECTION 1008. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Company’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock or preferred stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.50 to 1; determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock, as applicable, had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this Section 1008 shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit pursuant to the Senior Credit

Facilities; provided that the aggregate amount of all Indebtedness of the Company and the Guarantors outstanding under the Senior Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $475.0 million at any one time;

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Securities (other than any Additional Securities) and the Subsidiary Guarantees;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets), in an aggregate principal amount or accreted value, as applicable, not to exceed $15 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (14) of this Section 1008;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding;

(8) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 1008;

(9) the incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (9);

(10) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(11) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and otherwise reflected on the balance sheet shall not deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time and without giving effect to any such subsequent changes in value) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition;

(12) obligations in respect of performance, surety and similar bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funding in the ordinary course of business;

provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

(14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (14), not to exceed $25 million.

For purposes of determining compliance with this Section 1008, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall be permitted to classify such item of Indebtedness in any manner that complies with this covenant. In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof, provided that the Company would be permitted to incur such item of Indebtedness (or the portion thereof) pursuant to such other clause or the first paragraph hereof, as the case may be, at such time of reclassification. Accrual of interest, accretion or amortization of original issue discount and the accretion of accreted value shall not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

SECTION 1009. Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment on such Equity Interests in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Securities or any Subsidiary Guarantee, as applicable, except scheduled payments of interest or principal at Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1008; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Reference Date (excluding Restricted Payments permitted by clauses (1) through (6), (9), (12), (14) and (15) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter commencing after the Reference Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net proceeds (including the fair-market value of property other than cash; provided that fair market value of property other than cash shall be determined in good faith by the Board of Directors whose Board Resolution with respect thereto shall be delivered to the Trustee and such determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $35 million) received by the Company as a contribution to the Company’s capital or received by the Company from the issue or sale since the Reference Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted subsequent to the Reference Date into such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

(c) to the extent that any Restricted Investment in any Person that was made after the Reference Date is sold for cash or otherwise liquidated or repaid for cash, or an Unrestricted Subsidiary is designated a Restricted Subsidiary, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), or the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary upon becoming a Restricted Subsidiary, as the case may be, and (ii) the initial amount of such Restricted Investment made after the Reference Date in such Person or Unrestricted Subsidiary; plus

(d) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Reference Date of any Indebtedness of the Company convertible or exchangeable for Equity Interests (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

(e) if any Unrestricted Subsidiary pays any cash dividends or cash distributions to the Company or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after the Reference Date.

So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Securities or any Subsidiary Guarantee, as applicable, with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis regardless of whether any Default has occurred or is continuing;

(5) the redemption, repurchase, acquisition or retirement of Equity Interests in a Permitted Joint Venture of the Company or of any of the Company’s Restricted Subsidiaries in accordance with the organizational documents for, and agreements among holders of Equity Interests in, such Permitted Joint Venture or Restricted Subsidiary, provided that as a result of such redemption, repurchase, acquisition or retirement of Equity Interests in any such Permitted Joint Venture, any such Permitted Joint Venture shall become a Wholly Owned Restricted Subsidiary of the Company and a Guarantor under this Indenture;

(6) the redemption, repurchase, acquisition or retirement of Equity Interests in and Indebtedness of the Development Corporations in accordance with the respective securities purchase agreements entered into and notes issued by such Development Corporations; provided that as a result of such redemption, repurchase, acquisition or retirement, such Development Corporations shall become Wholly Owned Restricted Subsidiaries of the Company and Guarantors under this Indenture;

(7) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests of the Company or any Restricted Subsidiary of the Company or any parent of the Company held by any existing or former employees of the Company or Holdings or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause shall not exceed $2 million in any calendar year subsequent to the Reference Date with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10 million in any calendar year; provided that the amount of any such payments will be included in calculations of the amount of Restricted Payments subsequent to the Reference Date;

(8) loans or advances to employees or directors of the Company or Holdings or any Subsidiary of the Company made in the ordinary course of business subsequent to the Reference Date the proceeds of which are used to purchase Capital Stock of the Company or Holdings, in an aggregate amount not to exceed $5 million at any one time outstanding; provided that the amount of any such payments will be included in calculations of the amount of Restricted Payments subsequent to the Reference Date;

(9) repurchases of Capital Stock subsequent to the Reference Date deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(10) if immediately before and immediately after giving effect thereto, no Default or Event of Default has occurred and the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 1008, payments of cash dividends, or loans or other payments, to Holdings in an amount sufficient to enable Holdings to make semi-annual payments after August 15, 2004 of cash interest not in excess of 14% per annum on the principal amount of Holdings Senior Discount Debentures (or 100 basis points higher if required to be made in respect of the Holdings Senior Discount Debentures in accordance with the terms thereof in effect on the Issue Date); provided that Holdings is otherwise unable to pay such interest and such dividends, loans or other payments are applied directly to the payment of such interest; and provided further, that the amount of any such payments shall be included in calculations of the amount of Restricted Payments subsequent to the Reference Date;

(11) if immediately before and immediately after giving effect thereto no Default or Event of Default has occurred, payments subsequent to the Reference Date of principal, interest, premium (if any) or payment due upon redemption, repurchase, conversion, acquisition or retirement of Holdings’ 6.0% Convertible Subordinated Notes due 2001 and 4.5% Convertible Subordinated Notes due 2003 in accordance with the respective terms thereof in effect on the Reference Date; provided that the amount of any such payments shall be included in calculations of the amount of Restricted Payments subsequent to the Reference Date;

(12) payments to Holdings in an amount equal to the amount of income tax that the Company and the Restricted Subsidiaries would have paid had they filed consolidated tax returns on a separate Company basis in any given year, less the amount of such taxes paid or to be paid directly by the Company and the Restricted Subsidiaries for such years;

(13) an amount not to exceed $1.0 million in any fiscal year subsequent to the Reference Date to permit Holdings to pay:

(i) franchise taxes and other fees required to maintain its legal existence; and

(ii) its corporate overhead expenses incurred in the ordinary course of business, its audit expenses, any filing fees required by the Commission and to pay salaries or other compensation of employees who perform services for both Holdings and the Company;

provided that the amount of any such payments will be included in calculations of the amount of Restricted Payments subsequent to the Reference Date;

(14) Permitted Investments;

(15) distributions to fund the 1999 Transactions; and

(16) other Restricted Payments subsequent to the Reference Date in an aggregate amount not to exceed $5 million at any one time; provided that the amount of any such payments will be included in calculations of the amount of Restricted Payments subsequent to the Reference Date.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1009 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 1010. Limitations on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits;

(2) pay any Indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;

(3) make loans or advances to the Company or any of the Company’s Restricted Subsidiaries; or

(4) transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.

However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

(1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including:

(a) the Senior Credit Facilities as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole (as determined in the good faith judgment of the Company’s Board of Directors), with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the Issue Date; and

(b) this Indenture and the Securities;

(2) any applicable law, rule, regulation or order;

(3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(4) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(5) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors of the Company, are necessary to effect such Qualified Receivables Transaction;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in the last clause of the preceding paragraph;

(7) restrictions with respect solely to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided that such restrictions apply solely to the Capital Stock or assets being sold of such Restricted Subsidiary;

(8) provisions with respect to the disposition or distribution of assets or property in connection with Permitted Joint Ventures entered into in accordance with past practice made in the ordinary course of business;

(9) Permitted Refinancing Indebtedness, provided that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, in the good faith judgment of the Company’s Board of Directors, taken as a whole, to the Holders than those contained in the agreements governing the Indebtedness being refinanced; and

(10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

SECTION 1011. Limitation on Liens Securing Indebtedness. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing trade payables or Indebtedness that does not constitute Senior Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired unless:

(1) in the case of Liens securing Indebtedness that is expressly subordinated or junior in right of payment to the Securities, the Securities are secured on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien; and

(2) in all other cases, the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

SECTION 1012. Limitation on Transactions With Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate or any affiliated professional associations or professional corporations which employ physicians and other professionals who provide healthcare services for the Company’s occupational and health services centers (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary made on an arm’s-length basis with an unrelated Person; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate

Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

(1) customary directors’ fees to Persons who are not otherwise Affiliates of the Company;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) the payment of Affiliate Management Fees in an amount in any calendar year not to exceed the greater of (a) $1 million and (b) 1% of Consolidated EBITDA;

(4) payments by the Company or any of its Restricted Subsidiaries to Welsh Carson, Ferrer Freeman and their respective Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved in good faith by a majority of the Board of Directors of the Company or a committee thereof consisting of disinterested members;

(5) loans or advances to employees in accordance with past practice made in the ordinary course of business which are approved in good faith by a majority of the Board of Directors of the Company or a committee thereof consisting of disinterested members;

(6) any agreement as in effect on the Issue Date or any amendment thereto (so long as any such amendment is no less favorable to the Company and its Restricted Subsidiaries);

(7) any payment pursuant to any tax sharing agreement between the Company and Holdings or any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated, combined or unitary group for tax purposes; provided that in no event shall the amount permitted to be paid pursuant to all such agreements exceed the tax liabilities attributable solely to the Company and its Restricted Subsidiaries (whether as a consolidated, combined or unitary group);

(8) Restricted Payments that are permitted by Section 1009;

(9) customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(10) any transaction involving ordinary course investment banking, merchant banking, commercial banking or related activities; and

(11) issuances or sales by the Company of Equity Interests (other than Disqualified Stock) or any contribution to the capital of the Company or any Restricted Subsidiary.

Notwithstanding the foregoing, the Holders will be entitled to receive payment in full in cash of all amounts due or to become due in respect of the Securities before any payment is made with respect to Affiliate Management Fees in the event of any distribution to creditors of the Company in any Insolvency or Liquidation Proceeding with respect to the Company. No payments of Affiliate Management Fees shall be made by the Company or any of its Restricted Subsidiaries if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which Affiliate Management Fees are to be paid is less than 1.75 to 1; provided, however, that such payments due but not paid shall accrue and shall be paid only after such time as the Fixed Charge Coverage Ratio for a four full fiscal quarter period is no longer less than or equal to 1.75 to 1.

For the avoidance of doubt, in connection with any transaction between Holdings and the Company, a member of the Board of Directors of the Company shall not cease to be a disinterested director solely because such director also serves on the board of directors of Holdings.

SECTION 1013. Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary or to issue any of its Equity Interests (other than, if necessary, Equity Interests constituting directors’ qualifying shares) to any Person except:

(1) to the Company or a Wholly Owned Subsidiary (other than a Receivables Entity); or

(2) in compliance with Section 1015 and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

Notwithstanding the preceding paragraph, the Company may sell all the Equity Interests of a Restricted Subsidiary as long as the Company complies with Section 1015.

SECTION 1014. Repurchase of Securities at the Option of the Holder Upon a Change of Control.

(1) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount of repurchased Securities plus accrued and unpaid interest and Additional Interest thereon, if any, to the Purchase Date (the “Change of Control Payment”). Within 60 Business Days following any Change of Control, the Company shall mail a notice to each Holder stating:

(a)	that the Change of Control Offer is being made pursuant to this Section 1014 and that all Securities tendered shall be accepted for payment;

(b)	that the Change of Control Offer shall remain open for 20 Business Days;

(c)	the Purchase Price and the Purchase Date;

(d)	that any Security not tendered shall continue to accrue interest;

(e)	that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Purchase Date;

(f)	that Holders electing to have any Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(g)	that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have the Securities purchased; and

(h)	that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(2) By 12:00 p.m. (noon) Eastern Time on the Purchase Date, the Company shall, to the extent lawful:

(a)	accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(b)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(c)	deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

(3) If the Purchase Date hereunder is on or after an interest payment Regular Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Additional Interest, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and such interest (and Additional Interest, if applicable) shall not be payable to Holders who tender the Securities pursuant to such Change of Control Offer.

(4) Prior to making a Change of Control Offer pursuant to paragraph (1), but in any event within 90 days following such Change of Control, the Company shall either (i) obtain any required consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the making of the Change of Control Offer and the purchase of Securities pursuant to this Section 1014, or (ii) repay all or a portion of the outstanding Senior Indebtedness to the extent necessary (including, if necessary, payment in full of such Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the repurchase of the Securities pursuant to this Section 1015 without such consent.

(5) The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(6) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Company is not required to make mandatory repurchases or redemptions of the Securities in the event of a takeover, recapitalization or similar transaction.

(7) Notwithstanding anything to the contrary in this Section 1014, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1014 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(8) The provisions of this Section 1014 relating to the Company’s obligation to make a Change of Control Offer may be waived or modified with the consent of the Holders of a majority in principal amount of the Securities.

SECTION 1015. Repurchase of Securities at the Option of the Holder Upon an Asset Sale. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)	such fair market value is determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(3)	at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(a)	any liabilities (as shown on the Company’s or the Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee), that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash received in that conversion); and

(c)	any Permitted Business Assets (so long as such Permitted Business Assets are acquired for fair market value, as determined in good faith by the Board of Directors of the Company, in connection with the transaction giving rise to such Asset Sale; provided that the Board of Directors’ determination must be based on an opinion or appraisal issued by an independent accounting, appraisal or investment baking firm of national standing if such fair market value exceeds $25 million), which Permitted Business Assets shall be deemed to have been acquired pursuant to the second succeeding paragraph in connection with such Asset Sale.

The 75% limitation referred to above shall not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding sentence, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the 75% limitation.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds, at its option:

(1) to repay or repurchase Senior Indebtedness of the Company or any Restricted Subsidiary;

(2) to the extent any proceeds remain after the prepayment of all outstanding Senior Indebtedness, if any, that is prepayable at the option of the Company or such Restricted Subsidiary, to repay or repurchase the Company’s 13% Senior Subordinated Notes pursuant to the terms of the “Asset Sales” covenant in the indenture governing the 13% Senior Subordinated Notes;

(3) to acquire all or substantially all the assets of, or a majority of the Voting Stock of, another Permitted Business;

(4) to make a capital expenditure in a Permitted Business;

(5) to acquire other assets (other than securities) that are used or useful in a Permitted Business; or

(6) to make an Asset Sale Offer, treating the Net Proceeds as Excess Proceeds for all purposes.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $15 million, the Company shall be required to make an offer to all Holders of Securities (an “Asset Sale Offer”) and other pari passu Indebtedness of the Company or any Guarantor (other than the 13% Senior Subordinated Notes) to the extent required pursuant to the terms of that pari passu Indebtedness to purchase the maximum principal amount of such Securities or other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount (or, in the case of such other pari passu Indebtedness that issued with significant original issue discount, 100% of the accreted value thereof) plus accrued and unpaid interest, if any, to the Purchase Date, and shall be payable in cash (or in the case of such pari passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such other pari passu Indebtedness). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of an Asset Sale Offer.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Asset Sale Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 1016. Investment Company. The Company shall not, and shall not permit any of its Subsidiaries to, be required to register as an “Investment Company” (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to registration under the Investment Company Act.

SECTION 1017. Limitations on Issuances of Guarantees of Indebtedness. The Company shall not permit any Restricted Subsidiary, directly or indirectly, to incur Indebtedness or Guarantee or pledge any assets to secure the payment of any Indebtedness of the Company or any Restricted Subsidiary unless either such Restricted Subsidiary (1) is a Guarantor or (2) simultaneously executes and delivers a supplemental indenture to this Indenture and becomes a Guarantor, which Guarantee shall (a) with respect to any Guarantee of Senior Indebtedness, be subordinated in right of payment on the same terms as the Securities are subordinated to such Senior Indebtedness and (b) with respect to any Guarantee of any other Indebtedness, be senior to or pari passu with such Restricted Subsidiary’s other Indebtedness or Guarantee of or pledge to secure such other Indebtedness.

Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) if the Company applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of this Indenture; or

(2) in connection with the sale of all of the Capital Stock of a Guarantor if the Company applies the Net Proceeds of that sale in accordance with the applicable provisions of this Indenture; or

(3) if the Company designates such Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary.

SECTION 1018. Additional Guarantees. If (a) the Company shall acquire or create a Domestic Restricted Subsidiary (other than a Permitted Joint Venture or a Receivables Entity) after the Issue Date, or (b) any Subsidiary of the Company becomes (1) a Domestic Restricted Subsidiary (other than a Permitted Joint Venture or a Receivables Entity) or (2) guarantees any Indebtedness of the Company or a Domestic Restricted Subsidiary, then, in each case, such newly acquired or created Restricted Subsidiary or such other Subsidiary, as the case may be, shall become a Guarantor and execute a supplemental indenture that subjects such Person to the provisions of this Indenture as a Guarantor and the Company shall deliver an Opinion of Counsel to the Trustee, in accordance with the terms of this Indenture, stating that such supplemental indenture and such Person’s obligations under its Subsidiary Guarantee and this Indenture constitute valid, legal, binding and enforceable obligations of such Person (subject to customary exceptions concerning creditors’ rights and to equitable principles as may be acceptable to the Trustee).

SECTION 1019. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

SECTION 1020. Anti-Layering. The Company shall not, and shall not permit any Guarantor to, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both:

(1) subordinate or junior in right of payment to any Senior Indebtedness; and

(2) senior in any respect in right of payment to the Securities.

No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both:

(1) subordinate or junior in right of payment to any Senior Indebtedness of such Guarantor; and

(2) senior in any respect in right of payment to the Subsidiary Guarantees.

SECTION 1021. [NOT USED]

SECTION 1022. [NOT USED]

SECTION 1023. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments made at the time of such designation (to the extent not designated a Permitted Investment) and shall reduce the amount available for Restricted Payments under the first paragraph of Section 1009. All such outstanding Investments shall be valued at their fair market value at the time of such designation, as determined in good faith by the Board of Directors. That designation shall only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

SECTION 1024. Advances to Subsidiaries. All advances to Restricted Subsidiaries made by the Company after the Issue Date shall be evidenced by intercompany notes in favor of the Company substantially in the form of Exhibit B. Each intercompany note shall be payable upon demand and shall bear interest at the same rate as the Securities.

SECTION 1025. Payments for Consents. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 1026. Statement by Officers as to Default; Compliance Certificates. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Section 801 or Sections 1004 to 1025, inclusive, and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

(b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

(c) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company’s independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 1027. Waiver of Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801 and Sections 1004 to 1025, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to any provision requiring a supermajority approval to waive, such provision may only be waived by such a supermajority, and with respect to a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected, such provision may only be waived by the consent of each and every Holder of outstanding Security affected.

ARTICLE ELEVEN

Redemption of Securities

SECTION 1101. [NOT USED]

SECTION 1102. Applicability of Article. Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision, paragraph 5 of the Securities and this Article. Except as set forth in Section 1014 or Section 1015, the Company is not required to make mandatory redemption of sinking fund payments with respect to the Securities. The Company may at any time and from time to time purchase Securities in the open market or otherwise.

SECTION 1103. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to paragraph 5 of the Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 1104. Selection by Trustee of Securities to be Redeemed. If less than all of the Securities are to be redeemed at any time, the Trustee shall select Securities for redemption, not more than 60 days prior to the Redemption Date, as follows:

(1) if the Securities are listed, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or

(2) if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

The Trustee shall promptly notify the Company and each Notes Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any

Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Note Register.

All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price;

(3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed, and in the case of partial redemption, a statement to the effect that upon surrender of such Securities, a new Security in a principal amount equal to the unredeemed portion thereof shall be issued upon cancellation of the original Security;

(4) that on the Redemption Date the Redemption Price shall become due and payable upon each such Security to be redeemed;

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

(6) the CUSIP number of the Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company if the Company gives notice to the Trustee at least 45 days prior to the Redemption Date (unless shorter notice shall be acceptable to the Trustee).

Notices of redemption may not be conditional.

SECTION 1106. Deposit of Redemption Price. Prior to 11:00 a.m. Eastern Time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest and Additional Interest on, all the Securities which are to be redeemed on that date. The Trustee or the Paying Agent shall no later than 30 days after the expiration of the Redemption Date return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and any applicable accrued interest and Additional Interest on, all Securities to be redeemed.

SECTION 1107. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Securities or portions of them called for redemption shall not bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any applicable accrued interest and Additional Interest to (but excluding) the Redemption Date; provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

SECTION 1108. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

Defeasance and Covenant Defeasance

SECTION 1201. Company’s Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, by Board Resolution elect to have either Section 1202 or 1203 hereof be applied with respect to the Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202. Legal Defeasance and Discharge. Upon the Company’s exercise of the option provided in Section 1201 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities and the Guarantors shall be deemed to have been discharged from their obligations under the Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Additional Interest, if any) on such Securities when such payments are due from the trust funds; (ii) the Company’s obligations with respect to such Securities concerning Sections 304, 305, 306, 1002 and 1003; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company’s obligations in connection therewith; and (iv) the Legal Defeasance provisions of this Article Twelve, all of which shall survive until otherwise terminated or discharged hereunder. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

SECTION 1203. Covenant Defeasance. Upon the Company’s exercise of the option provided in Section 1201 applicable to this Section, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to its (i) obligations under Sections 1005 through 1025, inclusive, and clause (4) of Section 801 and (ii) the occurrence of an event specified in Sections 501(5), (with respect to any of Sections 1005 through 1025, inclusive), 501(6) and 501(7) shall not be deemed to be a Default or an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1204. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to application of either Section 1202 or Section 1203 to the then Outstanding Securities:

(1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, Additional Interest, if any, on the Outstanding Securities on the Stated Maturity of the Securities or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular Redemption Date;

(2) in the case of an election of Legal Defeasance under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the

Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election of Covenant Defeasance under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company or with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(7) no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in paragraphs (7) or (8) of Section 501, at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day); and

(8) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 1202 or the

Covenant Defeasance under Section 1203 (as the case may be) have been complied with.

SECTION 1205. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1204 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest (and Additional Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 1206. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if a Default from a bankruptcy or insolvency event occurs at any time during the period ending on the 91st day after the date of a deposit by the Company hereunder, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203; provided, that if the Company makes any payment of principal of (and premium, if any) or interest (and Additional Interest, if any) on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE THIRTEEN

Subordination

SECTION 1301. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities and all Obligations in respect of the Securities (including but not limited to Additional Interest) are subordinated in right of payment, to the extent and in the manner provided in this Article Thirteen, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 1302. Liquidation; Dissolution; Bankruptcy. Upon any distribution of assets of the Company upon any Insolvency or Liquidation Proceeding:

(1) the holders of all Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or Cash Equivalents before the Holders shall be entitled to receive any payment on account of the principal of, premium, if any, and interest on the Securities or any Obligation in respect to the Securities (except that Holders may receive (i) Reorganization Securities and (ii) payments made from any defeasance trust created pursuant to Section 1201 hereof); and

(2) any payment or distribution of assets of the Company of any kind or character from any source, whether in cash, property or securities (other than (i) Reorganization Securities and (ii) payments made from any defeasance trust created pursuant to Section 1201 hereof), to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders or by the Trustee if received by them, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the amounts of Senior Indebtedness held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

SECTION 1303. Default on Senior Indebtedness. (a) In the event of and during the continuation of any default in the payment of principal of, interest or premium, if any, on any Senior Indebtedness, or any Obligation owing from time to time under or in respect of Senior Indebtedness, or in the event that any event of default (other than a payment default) with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by or on behalf of the Company on account of principal of, premium, if any, and interest (and Additional Interest, if any) on the

Securities (other than payments in the form of Reorganization Securities), unless and until such default shall have been cured or waived in writing in accordance with the instruments governing such Senior Indebtedness or such acceleration shall have been rescinded or annulled;

(b) If any event of default other than as described in clause (a) above with respect to any Designated Senior Indebtedness shall have occurred and be continuing permitting the holders of such Designated Senior Indebtedness (or their Representative or Representatives) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by or on behalf of the Company on account of the principal of, premium, if any, and interest (and Additional Interest, if any) on the Securities (other than payments in the form of Reorganization Securities) during the period (a “Payment Blockage Period”) commencing on the date the Company or the Trustee receives written notice (a “Payment Notice”) of such event of default (which notice shall be binding on the Trustee and the Holders as to the occurrence of such a payment default or nonpayment event of default) from the Credit Agent (or other holders of Designated Senior Indebtedness or their Representative or Representatives) and ending on the earliest of:

(A) 179 days after such date;

(B) the date, if any, on which such Designated Senior Indebtedness to which such default relates is paid in full in cash or such default is cured or waived in writing in accordance with the instruments governing such Designated Senior Indebtedness by the holders of such Designated Senior Indebtedness; and

(C) the date on which the Trustee receives written notice from the Credit Agent (or other holders of Designated Senior Indebtedness or their Representative or Representatives), as the case may be, terminating the Payment Blockage Period, unless the maturity of any Designated Senior Indebtedness has been accelerated.

(c) During any consecutive 360-day period, the aggregate of all Payment Blockage Periods shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default which existed or was continuing with respect to the Senior Indebtedness for which notice commencing a Payment Blockage Period was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

SECTION 1304. Acceleration of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

SECTION 1305. When Distribution Must be Paid Over. In the event that, notwithstanding the other provisions of this Article Thirteen, the Trustee receives any payment or distribution in respect of the Securities or of any Obligations with respect to the Securities at a time when the Trustee has received notice in accordance with Section 1310 that such payment or distribution is prohibited by Section 1303 hereof, such payment or distribution shall be held by the Trustee in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments representing any of such Senior Indebtedness may have been issued, ratably according to aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such obligations in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

In the event that, notwithstanding the other provisions of this Article Thirteen, a Holder receives any payment or distribution of any Obligations with respect to the Securities at a time when such payment or distribution is prohibited by Section 1303 hereof, such payment or distribution shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments representing any of such Senior Indebtedness may have been issued, ratably according to aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by such, for application to the payment of all obligations with respect to Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such obligations in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Thirteen, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 1306. Notice by Company. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities to violate this Article Thirteen, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article Thirteen.

SECTION 1307. Subrogation. After all Senior Indebtedness is paid in full in cash or Cash Equivalents and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article Thirteen to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Securities. No holder of Senior Indebtedness shall be obligated to create, warrant, preserve or protect any such subrogation right or shall suffer any loss or diminution of its rights hereunder if for any reason such right of subrogation is not available to any Holder.

SECTION 1308. Relative Rights. This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

(1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of (and premium, if any) and interest (and Additional Interest, if any) on the Securities in accordance with their terms;

(2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

(3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

If the Company fails because of this Article to pay principal of (or premium, if any) or interest (or Additional Interest, if any) on a Security on the due date, the failure is still a Default or Event of Default.

SECTION 1309. Subordination May Not be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any holder of Senior Indebtedness to comply with this Indenture.

Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or Holders, without incurring responsibility to the

Holders and without impairing or releasing the subordination provided in this Article Thirteen or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time or payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; provided, however, that any such alteration shall not (i) increase the amount of Senior Indebtedness outstanding in a manner prohibited by this Indenture or (ii) otherwise violate Section 1008 hereof; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company or any other Person; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Securities in accordance with the provisions set forth in Section 502 or to pursue any rights or remedies against the parties to this Indenture under this Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article Thirteen.

SECTION 1310. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article Thirteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article Thirteen. Only the Company or the Representative may give the notice. Nothing in this Article Thirteen shall impair the claims of, or payments to, the Trustee under or pursuant to Section 607 hereof.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

SECTION 1311. Authorization to Effect Subordination. Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Thirteen, and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of Indebtedness in the form required in any proceeding referred to in Section 504 hereof at least 30 days before the expiration of the time to file such claim, the Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders.

SECTION 1312. Amendments. The provisions of this Article Thirteen or any related definitions shall not be amended or modified in a manner adverse to the holders of Senior Indebtedness without the written consent of the holders of all Senior Indebtedness.

SECTION 1313. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

ARTICLE FOURTEEN

Subsidiary Guarantees

SECTION 1401. Subsidiary Guarantees. Subject to the provisions of this Article Fourteen, each of the Company’s Domestic Restricted Subsidiaries (other than Permitted Joint Ventures and Receivables Entities), jointly and severally, hereby irrevocably and unconditionally fully guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (the “Subsidiary Guarantee”), that: (a) the principal of, and premium, if any, and interest (and Additional Interest, if any) on the Securities shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest and Additional Interest, if any, on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Securities (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Trustee or the Holders to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a “Benefitted Party”) to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Subsidiaries; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that the Subsidiary Guarantees shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Securities and all other costs provided for under this Indenture, or except as provided in Sections 1202 and 1404.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Subsidiary Guarantee.

SECTION 1402. Execution and Delivery of Subsidiary Guarantees. To evidence the Subsidiary Guarantees set forth in Section 1401 hereof, each of the Guarantors agrees that a Subsidiary Guarantee substantially in the form of Exhibit A hereto shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its Chairman of the Board, its President or one of its Vice Presidents.

Each of the Guarantors agrees that the Subsidiary Guarantees set forth in this Article Fourteen shall remain in full force and effect and apply to all of the Securities notwithstanding any failure to endorse on each Security a notation of the Subsidiary Guarantees.

If an individual whose manual or facsimile signature is on a Security shall have ceased to hold such office prior to the authentication and delivery of the Security on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees endorsed thereon and set forth in this Indenture and shall bind each Guarantor notwithstanding the fact that a Subsidiary Guarantee does not bear the signature of such Guarantor. Each of the Guarantors hereby jointly and severally agrees that its form of Subsidiary Guarantee set forth in Section 1401 and in the form of Subsidiary Guarantee established pursuant to Exhibit A shall remain in full force and effect notwithstanding any failure to endorse a Subsidiary Guarantee on any Security.

SECTION 1403. Guarantors May Consolidate, etc., on Certain Terms.

(a) Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Guarantor shall no longer have any force or effect.

(a) Except as provided in Section 1403(a), or a transaction referred to in Section 1404, no Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving corporation) another Person other than the Company or another Guarantor, whether in a single transaction or a series of related transactions, unless (i) subject to the provisions of Section 1404 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor in connection with the Subsidiary Guarantees and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee on a senior subordinated basis all of such Guarantor’s obligations under such Guarantor’s Subsidiary Guarantee and this Indenture on the terms set forth in this Indenture; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and (iii) such Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation or merger and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable. In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary

Guarantees endorsed upon the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(b) The Trustee, subject to the provisions of Section 1404 hereof, shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of obligations, comply with the provisions of this Section 1403.

SECTION 1404. Releases Following Sale of Assets. Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of the assets of any such Guarantor or 50% or more of the Equity Interests of any such Guarantor) to an entity which is not a Guarantor or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture, including without limitation Section 1015 hereof, such Guarantor shall be deemed released from its obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officer’s Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 1015 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article Fourteen.

SECTION 1405. Limitation of Guarantor’s Liability. Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Article Fourteen shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Fourteen, result in the obligations of such Guarantor under the Subsidiary Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

SECTION 1406. Application of Certain Terms and Provisions to the Guarantors. (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 101 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other document which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 105 as if references therein to the Company were references to such Guarantor.

(c) Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by any Holder may be given or served as described in Section 105 as if references therein to the Company were references to such Guarantor.

(d) Upon any application or request by any Guarantor to the Trustee to take any action under any provision of this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 102 hereof as if all references therein to the Company were references to such Guarantor.

SECTION 1407. Release of Subsidiary Guarantees. Concurrently with the defeasance of the Securities under Section 1202 hereof, the Guarantors shall be released from all of their obligations under the Subsidiary Guarantees and this Article Fourteen.

SECTION 1408. Subordination of Subsidiary Guarantees. The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article Fourteen is subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness of such Guarantor on the same basis as the Securities are subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of Securities pursuant to this Indenture, including Article Thirteen hereof. In the event that the Trustee receives any Guarantor payment at a time when the Trustee has received notice in accordance with Section 1310, such Guarantor payment shall be held by the Trustee in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of the Senior Indebtedness of such Guarantor remaining unpaid or unprovided for, for application to the payment of all obligations with respect to Senior Indebtedness of such Guarantor remaining unpaid, to the extent necessary to pay such Senior Indebtedness of such Guarantor in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. In the event that a Holder receives any Guarantor payment at a time when such payment is prohibited by the second preceding sentence, such Guarantor payment shall be forthwith paid over and delivered to the holders of the Senior Indebtedness of such Guarantor remaining unpaid or unprovided for, for application to the payment of all obligations with respect to Senior Indebtedness of such Guarantor remaining unpaid, to the extent necessary to pay such Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of such Guarantor.

Each Holder of a Security by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 1408, (b) authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary and appropriate to effectuate the subordination so provided, and (c) appoints the Trustee as the Holder’s attorney-in-fact for any and all such purposes.

SECTION 1409. Waiver of Subrogation. Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Securities or this Indenture and each Guarantor’s obligations under this Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders and the Trustees against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders and the Trustee and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the obligations in favor of the Holders, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it has received consideration for providing the Subsidiary Guarantee and that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 1409 is knowingly made in contemplation of such benefits.

SECTION 1410. Immediate Payment. Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all obligations under the Securities and this Indenture owing or payable to the Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 1411. No Set-Off. Each payment to be made by any Guarantor hereunder in respect of the Securities, the Subsidiary Guarantees or this Indenture shall be payable in U.S. Dollars and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 1412. Obligations Absolute. The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by a Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 1413. Obligations Continuing. Subject to Section 1404, the obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations of the Company under the Securities and this Indenture shall have been paid and satisfied in full.

SECTION 1414. Obligations Not Reduced. The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged by any intermediate payment or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

SECTION 1415. Obligations Reinstated. The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of a Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 1416. Obligations Not Affected. The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by a Guarantor or the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against a Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(1) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other person;

(2) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other person under this Indenture, the Securities or any other document or instrument;

(3) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Securities, or to give notice thereof to a Guarantor;

(4) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other person or their respective assets or the release or discharge of any such right or remedy;

(5) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

(6) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

(7) subject to Section 1404, any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or any Guarantor;

(8) subject to Section 1404, any merger or amalgamation of Company or a Guarantor with any person or persons;

(9) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, the Securities, this Indenture or the obligations of a Guarantor under its Subsidiary Guarantee; and

(10) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Securities or of a Guarantor in respect of its Subsidiary Guarantee hereunder.

SECTION 1417. Dealing With the Company and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(1) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(2) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(3) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

(4) accept compromises or arrangements from the Company;

(5) apply all monies at any time received from the Company or from any security upon such part of the Securities or this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(6) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 1418. Default and Enforcement. If any Guarantor fails to pay in accordance with Section 1401 or Section 1410 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guarantees of such Guarantor and each other Guarantor of the Guarantors’ obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from the Guarantors the obligations of the Company under the Securities and this Indenture.

SECTION 1419. Costs and Expenses. Each Guarantor shall pay on demand by the Trustee any and all costs, disbursements, advances and expenses incurred by the Trustee or the Holders (including, without limitation, the reasonable compensation, expenses and disbursements of their respective agents and counsel) in enforcing any of their rights under any Subsidiary Guarantee.

SECTION 1420. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the other Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Subsidiary Guarantees and under this Indenture, the Securities and any other document or instrument between the Guarantors and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 1421. Representation and Warranty of Each Guarantor. Each Guarantor hereby represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of its Subsidiary Guarantee, to constitute the same valid, binding and legal obligation of such Guarantor, enforceable against such Guarantor, its successors and assigns in accordance with its terms, have been done and performed and have happened in compliance with all applicable laws and that it has received consideration for providing the Subsidiary Guarantee. The obligation of each Guarantor under its Subsidiary Guarantee shall constitute a direct, general, irrevocable, unconditional and unsecured obligation of such Guarantor, subordinated as provided in Section 1408 of this Indenture, and is the joint and several obligation of each other Guarantor.

SECTION 1422. Successors and Assigns. Each Subsidiary Guarantee shall be binding upon and inure to the benefit of the Guarantors and the Trustee and the Holders and their respective successors and permitted assigns.

SECTION 1423. Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(The remainder of this page is blank.)

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and as of the day and year first above written.

THE BANK OF NEW YORK

By:	/s/ SIROJNI DINDIAL
Sirojni Dindial
Assistant Vice President

CONCENTRA OPERATING CORPORATION

By:	/s/ RICHARD A. PARR II
Richard A. Parr II
Executive Vice President,
General Counsel and Corporate Secretary

CONCENTRA HEALTH SERVICES, INC.
CONCENTRA PREFERRED SYSTEMS, INC.

By:	/s/ RICHARD A. PARR II
Richard A. Parr II
Executive Vice President,
General Counsel and Corporate Secretary

CONCENTRA INTEGRATED SERVICES, INC.

By:	/s/ RICHARD A. PARR II
Richard A. Parr II
Executive Vice President and Clerk

CONCENTRA MANAGED CARE BUSINESS TRUST
CONCENTRA PREFERRED BUSINESS TRUST
FOCUS HEALTHCARE BUSINESS TRUST

By:	/s/ DANIEL J. THOMAS
Daniel J. Thomas
Trustee

CONCENTRA MANAGEMENT SERVICES, INC.
FIRST NOTICE SYSTEMS, INC.
FOCUS HEALTHCARE MANAGEMENT, INC.
METRACOMP INC.
NHR WASHINGTON, INC.
CONCENTRA LABORATORY, L.L.C.

By:	/s/ RICHARD A. PARR II
Richard A. Parr II
Vice President and Corporate Secretary

CRA MANAGED CARE OF WASHINGTON, INC.
CRA-MCO, INC.

By:	/s/ RICHARD A. PARR II
Richard A. Parr II
Executive Vice President and Corporate
Secretary

HEALTHNETWORK SYSTEMS LLC
MEDICAL NETWORK SYSTEMS LLC

By:	/S/ RICHARD A. PARR II
Richard A. Parr II
Vice President, General Counsel and
Corporate Secretary

NATIONAL HEALTHCARE RESOURCES, INC.

By:	/s/ RICHARD A. PARR II
Richard A. Parr II
Senior Vice President and Corporate Secretary

OCCUCENTERS I, L.P.

By:	Its general partner
CONCENTRA HEALTH SERVICES INC.

	By:	/s/ RICHARD A. PARR II
Richard A. Parr II
Executive Vice President, General
Counsel and Corporate Secretary

OCI HOLDINGS, INC.

By:	/s/ GARY CHEDEKEL
Gary Chedekel
Corporate Secretary and Treasurer

PROVISIONS RELATING TO INITIAL SECURITIES,

PRIVATE EXCHANGE SECURITIES

AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means (1) the 9½% Senior Subordinated Notes Due 2010 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the Commission under the Securities Act.

“IAI” means an institutional “accredited investor,” as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse First Boston LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $150,000,000 aggregate principal amount of 9½% Senior Subordinated Notes Due 2010 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Private Exchange” means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any 9½% Senior Notes Subordinated Due 2010 issued in connection with a Private Exchange.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated August 5, 2003, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company, the Guarantors and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated August 13, 2003, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

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“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Securities that bear or are required to bear a legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e).

1.2 Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1	(b)
“Global Security”	2.1	(a)
“IAI Global Security”	2.1	(a)
“Permanent Regulation S Global Security”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Security”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Security”	2.1	(a)
“Temporary Regulation S Global Security”	2.1	(a)

2. The Securities.

2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities initially resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in

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the Rule 144A Global Security, the IAI Global Security, a permanent global security (the “Permanent Regulation S Global Security,” and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.

Beneficial interests in Temporary Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Temporary Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 3) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate

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(in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication

The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $150,000,000 9½% Senior Subordinated Notes Due 2010, (2) any Additional Securities for an original issue in an aggregate principal amount specified in a supplemental indenture pursuant to Section 301 and Section 901(6) of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in the case of clauses (1) and (3) upon a Company Order. Such Company Order or supplemental indenture, as the case may be, shall specify the amount of the Securities to

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be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities, shall certify that such issuance is in compliance with Section 1008 of the Indenture.

2.3 Transfer and Exchange

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Notes Registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Notes Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Notes Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Notes Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth

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below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a purchaser who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Notes Registrar a written order given in accordance with the Depository’s procedures containing information regarding

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the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Notes Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities

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issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S, shall bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

9

Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Notes Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such

10

transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information

11

furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Certificated Securities

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depositary or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive note legend set forth in Exhibit 1 hereto.

(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

12

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

13

EXHIBIT 1 to Rule 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[For Regulation S Global Security only]

UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

[Restricted Securities Legend for Securities Offered Otherwise than in Reliance on Regulation S]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY

BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY

WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING

TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.	$

9 1/2% Senior Subordinated Notes Due 2010

Concentra Operating Corporation, a Nevada corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Dollars on August 15, 2010.

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: August 13, 2003

CONCENTRA OPERATING CORPORATION

by
Name:	Richard A. Parr II
Title:	Executive Vice President, General Counsel and Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

9 1/2% Senior Subordinated Note Due 2010

1.	Interest

Concentra Operating Corporation, a Nevada corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default (increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Notes Registrar

Initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as Paying Agent and Notes Registrar. The Company may appoint and change any Paying Agent, Notes Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Notes Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of August 13, 2003 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 1008 of the Indenture, to issue Additional Securities pursuant to Section 301 and Section 901(6) of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur or guarantee additional indebtedness and issue certain preferred stock; pay dividends or make distributions to its stockholders; repurchase or redeem capital stock or subordinated indebtedness; make investments; create liens; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On or after August 15, 2007, the Company shall be entitled at its option to redeem all or a portion of the Securities (including Additional Securities, if any) upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed in percentages of principal amount on the Redemption Date) plus accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Period	Redemption Price
2007	104.750%
2008	102.375%
2009 and thereafter	100.000%

In addition, prior to August 15, 2006, the Company shall be entitled at its option on one or more occasions to redeem Securities (including Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued under the Indenture at a Redemption Price (expressed as a percentage of principal amount) of 109.500%, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (excluding Securities held by the Company or its Subsidiaries); and (2) each such redemption occurs within 90 days of the date of the closing of the related Equity Offering.

Prior to August 15, 2007 the Company may at its option redeem all, but not less than all, of the Securities (including Additional Securities, if any) at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 or more than 60 days prior to the Redemption Date.

6.	Notice of Redemption

Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest shall cease to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

8.	Guaranty

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors to the extent set forth in the Indenture.

9.	Subordination

The Securities are subordinated to Senior Indebtedness of the Company and the Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Holder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

10.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Notes Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Notes Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation or the sale of all or substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Act, to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture or to allow any Subsidiary to guarantee the Securities.

15.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities, whether or not prohibited by the subordination provisions of the Indenture; (b) default in payment of principal or premium, if any on the Securities, whether or not prohibited by the subordination provisions of the Indenture; (c) failure by the Company to comply with a covenant providing for certain limitations on mergers, consolidations or sales of assets; (d) failure by the Company, subject to certain notice, to comply with the covenants providing for repurchases at the option of holders upon a Change of Control and upon certain asset sales, limitations on Restricted Payments or limitations on incurrence of certain indebtedness; (e) failure by the

Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (f) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $20.0 million; (g) certain events of bankruptcy or insolvency with respect to the Company and the Company’s Significant Subsidiaries; (h) certain judgments or decrees for the payment of money in excess of $20.0 million; and (i) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Concentra Operating Corporation

5080 Spectrum Drive

Suite 400—West Tower

Addison, TX 75001

Attention: General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                             agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1.	0	to the Company; or

2.	0	pursuant to an effective registration statement under the Securities Act of 1933; or

3.	0	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

4.	0	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

5.	0	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

6.	0	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1014 or 1015 of the Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1014 or 1015 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2

[FORM OF FACE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY]*/**/

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to the Appendix and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

**/ [If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to the Appendix and replace the Assignment Form included in this Exhibit 2 with the Assignment Form included in such Exhibit 1.]

No.	$

9 1/2% Senior Subordinated Notes Due 2010

Concentra Operating Corporation, a Nevada corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of             Dollars on August 15, 2010.

Interest Payment Dates: February 15 and August 15.

Record Dates: February 1 and August 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

CONCENTRA OPERATING CORPORATION

By
	Name:	Richard A. Parr II
	Title:	Executive Vice President, General Counsel and Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By

Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY]

9 1/2% Senior Subordinated Note Due 2010

1.	Interest

Concentra Operating Corporation, a Nevada corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; [provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of Registration Default (increasing by an additional 0.25% per annum after with respect to each subsequent 90-day period up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.]1 The Company will pay interest semiannually on February 15 and August 15 of each year, commencing February 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in

1 Insert if at the date of issuance of the Exchange Security or the Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which the date of issuance occurs.

the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Notes Registrar

Initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as Paying Agent and Notes Registrar. The Company may appoint and change any Paying Agent, Notes Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Notes Registrar or co-registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of August 13, 2003 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 1008 of the Indenture, to issue Additional Securities pursuant to Section 301 and Section 901(6) of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue certain preferred stock; pay dividends or make distributions to its stockholders; repurchase or redeem capital stock or subordinated indebtedness; make investments; create liens; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On or after August 15, 2007, the Company shall be entitled at its option to redeem all or a portion of the Securities (including Additional Securities, if any) upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the Redemption Date) plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date),if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Period	Redemption Price
2007	104.750%
2008	102.375%
2009 and thereafter	100.000%

In addition, prior to August 15, 2006, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued under the Indenture at a Redemption Price (expressed as a percentage of principal amount) of 109.500%, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (excluding Securities held by the Company or its Subsidiaries); and (2) each such redemption occurs within 90 days of the date of the closing of the related Equity Offering.

Prior to August 15, 2007 the Company may at its option redeem all, but not less than all, of the Securities (including Additional Securities, if any) at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 or more than 60 days prior to the Redemption Date.

6.	Notice of Redemption

Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest shall cease to accrue on such Securities (or such portions thereof) called for redemption.

7.	Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

8.	Guaranty

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Guarantors to the extent set forth in the Indenture.

9.	Subordination

The Securities are subordinated to Senior Indebtedness of the Company and the Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Holder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provision and appoints the Trustee as attorney-in-fact for such purpose.

10.	Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Notes Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Notes Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company’s obligations to Holders in the case of a merger or consolidation or the sale of all or substantially all of the Company’s assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Act, to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture or to allow any Subsidiary to guarantee the Securities.

15.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities, whether or not prohibited by the subordination provisions of the Indenture; (b) default in payment of principal on the Securities, (c) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (c) failure by the Company to comply with a covenant providing for certain limitations on mergers, consolidations or sales of assets; (d) failure by the Company, subject to certain notice, to comply with the covenants providing for repurchase at the option of holders upon a Change of Control and upon certain asset sales, limitations on Restricted Payments or limitations on incurrence of certain indebtedness; (e) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $20.0 million; (f) certain events of bankruptcy or insolvency with respect to the Company and the Company’s Significant Subsidiaries; (g) certain judgments or decrees for the payment of money in excess of $20.0 million; and (h) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.

Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge to the Security holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Concentra Operating Corporation

5080 Spectrum Drive

Suite 400 – West Tower

Addison, TX 75001

Attention: General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                             agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1014 or 1015 of the Indenture, check the box:

☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1014 or 1015 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Notes Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 3 TO RULE 144A/REGULATION S/IAI APPENDIX

Form of Transferee Letter of Representation

Concentra Operating Corporation

5080 Spectrum Drive

Suite 400 – West Tower

Addison, Texas 75001

In care of

[            ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 9 1/2% Senior Subordinated Notes due 2010 (the “Securities”) of Company (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Numbers:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the

Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

by
Name:
Title:

[FORM OF ENDORSEMENT OF GUARANTORS

TO 9 1/2% SENIOR SUBORDINATED NOTES DUE 2010]

For value received, each of the Guarantors listed below (which term includes any successors or assigns under the Indenture, dated as of August 13, 2003 (the “Indenture”), among the Company, the Guarantors listed below and The Bank of New York, as Trustee, and any additional Guarantors that become such following the date hereof), jointly and severally, fully and unconditionally, irrevocably, guarantees, as principal obligor and not only as surety, to the Holder of the Security on which this Subsidiary Guarantee is endorsed, and to the Trustee on behalf of such Holders, (i) the due and punctual payment of the principal of, premium, if any, and interest (and Additional Interest, if any) on the Securities, whether at Stated Maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest and Additional Interest, if any, on the Securities, and the due and punctual performance of all other obligations of the Company, all in accordance with the terms set forth in Article Fourteen of the Indenture, (ii) in case of any extension of time of payment or renewal of any Securities or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

The obligations of each Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee and other matters in respect of this Subsidiary Guarantee.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest and Additional Interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

Until the Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Securities or the Indenture and each Guarantor’s obligations under this Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders and the Trustees against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.

No stockholder, officer, director, employee or incorporator, as such, past, present or future of each Guarantor shall have any liability by reason of his or its status as such stockholder, officer, director, employee or incorporator for any obligations of any Guarantor under the Securities, the Indenture or its Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.

This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Company’s obligations under the Securities and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and the Indenture. This is a guarantee of payment and not of collectibility.

The obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent transfer or conveyance under applicable law.

By delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Guarantor after the date of the Indenture will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Note upon which this Subsidiary Guarantee is endorsed with the same effect as if such Guarantor was named below and has executed and delivered this Subsidiary Guarantee.

All terms used in this Subsidiary Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(The remainder of this page is blank)

IN WITNESS WHEREOF, each of the Guarantors has caused this Subsidiary Guarantee to be duly executed.

CONCENTRA HEALTH SERVICES, INC.
CONCENTRA PREFERRED SYSTEMS, INC.

By:
Richard A. Parr II
Executive Vice President, General Counsel and Corporate Secretary

CONCENTRA INTEGRATED SERVICES, INC.

By:
Richard A. Parr II
Executive Vice President and Clerk

CONCENTRA MANAGED CARE BUSINESS TRUST
CONCENTRA PREFERRED BUSINESS TRUST
FOCUS HEALTHCARE BUSINESS TRUST

By:
Daniel J. Thomas
Trustee

Sig-1

CONCENTRA MANAGEMENT SERVICES, INC.
FIRST NOTICE SYSTEMS, INC.
FOCUS HEALTHCARE MANAGEMENT, INC.
METRACOMP INC.
NHR WASHINGTON, INC.
CONCENTRA LABORATORY, L.L.C.

By:
Richard A. Parr II
Vice President and Corporate Secretary

CRA MANAGED CARE OF WASHINGTON, INC.
CRA-MCO, INC.

By:
Richard A. Parr II
Executive Vice President and
Corporate Secretary

HEALTHNETWORK SYSTEMS LLC
MEDICAL NETWORK SYSTEMS LLC

By:
Richard A. Parr II
Vice President, General Counsel and
Corporate Secretary

NATIONAL HEALTHCARE RESOURCES, INC.

By:
Richard A. Parr II
Senior Vice President and Corporate Secretary

Sig-2

OCCUCENTERS I, L.P.

By:	Its general partner
CONCENTRA HEALTH SERVICES, INC.

By:
Richard A. Parr II
Executive Vice President,
General Counsel and Corporate Secretary

OCI HOLDINGS, INC.

By:
Gary Chedekel
Corporate Secretary and Treasurer

Sig-3

EXHIBIT B

[FORM OF INTERCOMPANY NOTE]

US$	(Date)

                        , a corporation duly incorporated and existing under the laws of              (the “Borrower”) and a subsidiary of Concentra Operating Corporation (the “Lender”), for value received, hereby promises to pay to the order of the Lender on demand the principal sum of              dollars and to pay interest thereon from the date hereof semiannually on              and              in each year at 9 1/2% per annum until the principal hereof is paid or made available for payment.

This Intercompany Note has been issued in accordance with the Indenture among the Lender, the Guarantors defined therein and The Bank of New York, as Trustee, dated as of August 13, 2003.

This Intercompany Note shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed.

Dated:

[BORROWER]

by
Name:
Title:

Attest:

Name:
Title:

Schedule I

SCHEDULE OF GUARANTORS

The following schedule lists each Guarantor under the Indenture as of the Issue Date:

Concentra Health Services, Inc.

Concentra Integrated Services, Inc.

Concentra Laboratory, L.L.C.

Concentra Managed Care Business Trust

Concentra Management Services, Inc.

Concentra Preferred Systems, Inc.

Concentra Preferred Business Trust

CRA Managed Care of Washington, Inc.

CRA-MCO, Inc.

First Notice Systems, Inc.

Focus Healthcare Business Trust

Focus Healthcare Management, Inc.

Healthnetwork Systems LLC

Medical Network Systems LLC

Metracomp Inc.

National Healthcare Resources, Inc.

NHR Washington, Inc.

Occucenters I, L.P.

OCI Holdings, Inc.